Exhibit 99.1

PCSB Financial Corporation Announces Results for Three Months Ended September 30, 2017

Yorktown Heights, New York; October 26, 2017 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $1.8 million, or $0.10 per basic and diluted share, for the three months ended September 30, 2017 compared to a net loss of $1.8 million for the quarter ended June 30, 2017 and net income of $1.5 million for the three months ended September 30, 2016. The $1.8 million loss in the quarter ended June 30, 2017 primarily reflects the Company’s $5.0 million pre-tax contribution to PCSB Community Foundation.

Effective April 20, 2017, PCSB Bank completed its mutual-to-stock conversion and the Company completed its related initial public offering. Accordingly, 2016 financial results are for the Bank only.

President’s Comments

“We continue to build on our positive momentum over the past couple of years, starting with the acquisition of CMS Bank in 2015 and our successful initial public offering earlier this year,” said Joseph Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation.  “These key initiatives have contributed to the Company’s solid core earnings performance, exhibited through the growth in net interest income of 12.5% from a year ago and 5.0% from the quarter ended June 30, 2017.”

“Our strategy moving forward is to continue to leverage the capital raised in a safe and disciplined way; allowing for sustained growth in profitability in order to create maximum value for our shareholders.  Our first Annual Meeting as a public company will be held on November 15th where I look forward to meeting our shareholders.”

Income Statement Summary

Net interest income increased $1.1 million, or 12.5%, to $9.9 million for the three months ended September 30, 2017, compared to the same period in 2016 and increased $471,000, or 5.0%, compared to the previous quarter.  Net interest income increased as a result of an increase in the average balances of loans and investment securities outstanding, partially offset by an increase in the average balance of advances from Federal Home Loan Bank and the average rate paid on advances.  The net interest margin was 2.89% for both the three months ended September 30, 2017 and 2016, and increased from 2.81% for the three months ended June 30, 2017.

The provision for loan losses increased $109,000 to $135,000 for the three months September 30, 2017 compared to the same period in 2016 due to loan portfolio growth.  The Company did not record a provision in the three months ended June 30, 2017.  Charge-offs, net of recoveries, were $17,000 and $3,000 for the three months ended September 30, 2017 and 2016, respectively, and recoveries net of charge-offs was $321,000 for the three months ended June 30, 2017.  Loans classified as substandard and doubtful decreased slightly to $24.6 million at September 30, 2017 from $25.1 million at June 30, 2017 and decreased $3.5 million from $28.1 million at September 30, 2016.

Noninterest income increased by $162,000 to $714,000 for the three months ended September 30, 2017 compared to the same period in 2016 and increased $67,000 from the three months ended June 30, 2017, primarily driven by $173,000 in gains on sale of securities recognized in the current period.

Noninterest expense increased $696,000 to $7.9 million for the three months ended September 30, 2017 compared to the same period in 2016 and decreased $5.0 million from the three months ended June 30, 2017. The $696,000 increase was caused primarily by increases in salaries and employee benefits of $563,000, other operating expenses of $154,000 and professional fees of $104,000, partially offset by a decrease in FDIC assessment of $137,000.  The increase in salaries and benefits was due primarily to a $290,000 increase in retirement expenses, including ESOP expense which commenced in April 2017, and a $226,000 increase in salaries expense due to the hiring of additional employees.  The increase in other operating expenses was caused primarily by increases in Director and Officer insurance and data processing fees; and the increase in professional fees was due primarily to expenses related to being a public company.  The $5.0 million decrease from the three months ended June 30, 2017 was primarily due to the $5.0 million charitable foundation contribution recorded in the previous quarter.

Income tax expense increased $158,000 to $805,000 for the three months ended September 30, 2017 compared to the same period in 2016 and was caused by the $458,000 increase in pre-tax income.  The Company recorded a $1.0 million income tax benefit for the quarter ended June 30, 2017 as the Company had a pre-tax loss of $2.8 million.  The effective income tax rate was 31.4% and 30.8% for the three months ended September 30, 2017 and 2016, respectively.

Balance Sheet Summary

Total assets decreased $14.8 million to $1.41 billion at September 30, 2017 from $1.43 billion at June 30, 2017.  This decrease was primarily due to decreases of $25.8 million in cash and cash equivalents and $19.6 million in total investment securities, partially offset by an increase of $30.3 million in net loans receivable. The decrease in cash and cash equivalents and investment securities was primarily utilized to fund the growth in the loan portfolio and the decrease in liabilities. The $30.3 million increase in net loans was primarily due to increases of $32.3 million in commercial mortgage loans and $1.7 million in other loans secured, partially offset by decreases of $2.2 million in residential mortgage loans and $1.9 million in commercial loans.

Total liabilities decreased $17.0 million to $1.13 billion at September 30, 2017 from $1.15 billion at June 30, 2017.  This decrease was primarily due to decreases of $6.8 million in advances from FHLB, $6.8 million in total deposits and $3.1 million in mortgage escrow funds.

Total shareholders’ equity increased $2.2 million to $282.1 million at September 30, 2017 from $279.8 million at June 30, 2017.  This increase was primarily due to net income of $1.8 million and a $607,000 reduction in unearned ESOP shares for plan shares earned during the period.  At September 30, 2017 the Company’s book value per share and tangible book value per share were $15.53 and $15.16, respectively, compared to $15.41 and $15.04, respectively, at June 30, 2017.  At September 30, 2017, the Bank was considered “well capitalized” under applicable regulatory guidelines.

About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered stock savings bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	September 30,	June 30,
	2017	2017
ASSETS
Cash and due from banks	$30,354	$59,115
Federal funds sold	4,379	1,371
Cash and cash equivalents	34,733	60,486
Investment Securities:
Held to maturity investment securities, at amortized cost (fair value of $368,537 and $383,588, respectively)	369,213	383,551
Available for sale securities, at fair value	106,610	111,889
Total investment securities	475,823	495,440
Loans receivable, net of allowance for loan losses of $5,268 and $5,150, respectively	839,963	809,648
Accrued interest receivable	4,178	3,693
Federal Home Loan Bank stock	2,622	3,132
Premises and equipment, net	12,903	12,959
Deferred tax asset, net	4,825	4,770
Foreclosed real estate	977	977
Bank-owned life insurance	23,328	23,179
Goodwill	6,106	6,106
Other intangible assets	527	559
Other assets	5,721	5,509
Total assets	$1,411,706	$1,426,458
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$948,222	$952,109
Non-interest bearing deposits	133,485	136,352
Total deposits	1,081,707	1,088,461
Mortgage escrow funds	4,955	8,084
Advances from Federal Home Loan Bank	35,750	42,598
Other liabilities	7,209	7,469
Total liabilities	1,129,621	1,146,612
Commitment and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of September 30, 2017 and June 30, 2017, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,165,110 shares issued and outstanding as of September 30, 2017 and June 30, 2017, respectively)	182	182
Additional paid in capital	178,234	177,993
Retained earnings	122,904	121,148
Unallocated common stock of Employee Stock Ownership Plan ("ESOP")	(13,913)	(14,262)
Accumulated other comprehensive loss, net of income taxes	(5,322)	(5,215)
Total shareholders' equity	282,085	279,846
Total liabilities and shareholders' equity	$1,411,706	$1,426,458

PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,
	2017	2016
Interest and dividend income
Loans	$8,818	$8,525
Investment securities	2,245	1,480
Federal funds and other	234	104
Total interest and dividend income	11,297	10,109
Interest expense
Deposits	1,267	1,284
FHLB advances	154	50
Total interest expense	1,421	1,334
Net interest income	9,876	8,775
Provision for loan losses	135	26
Net interest income after provision for loan losses	9,741	8,749
Noninterest income
Fees and service charges	276	242
Gains on sales of securities, net	173	-
Bank-owned life insurance	149	167
Other	116	143
Total noninterest income	714	552
Noninterest expense
Salaries and employee benefits	4,813	4,250
Occupancy and equipment	1,282	1,291
Professional fees	413	309
Advertising	165	139
Postage, printing, stationary and supplies	132	133
FDIC assessment	78	215
Amortization of intangible assets	32	36
Other operating expenses	979	825
Total noninterest expense	7,894	7,198
Net income before income tax expense	2,561	2,103
Income tax expense	805	647
Net income	$1,756	$1,456

Earnings per common share:
Basic	$0.10	N/A
Diluted	$0.10	N/A

Weighted average common share - basic and diluted	16,756,447	N/A

PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands)

	For the Quarter Ended
Condensed Income Statements	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Interest income	$11,297	$10,723	$10,276	$9,850	$10,109
Interest expense	1,421	1,318	1,318	1,323	1,334
Net interest income	9,876	9,405	8,958	8,527	8,775
Provision for loan losses	135	-	235	562	26
Noninterest income	714	647	626	2,259	552
Noninterest expense	7,894	12,859	6,580	7,794	7,198
Income before income tax expense (benefit)	2,561	(2,807)	2,769	2,430	2,103
Income tax expense (benefit)	805	(1,017)	878	758	647
Net income (loss)	$1,756	$(1,790)	$1,891	$1,672	$1,456

	As of
Condensed Balance Sheets	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Cash and cash equivalents	$34,733	$60,486	$178,409	$48,327	$60,423
Total investment securities	475,823	495,440	391,359	367,954	374,662
Loans receivable, net	839,963	809,648	776,756	766,681	763,915
Other assets	61,187	60,884	60,797	57,921	55,444
Total assets	$1,411,706	$1,426,458	$1,407,321	$1,240,883	$1,254,444

Total deposits and escrow	$1,086,662	$1,096,545	$1,121,201	$1,114,457	$1,121,041
Advances from Federal Home Loan Bank	35,750	42,598	24,446	4,022	11,051
Other liabilities	7,209	7,469	144,404	9,647	10,846
Total liabilities	1,129,621	1,146,612	1,290,051	1,128,126	1,142,938
Total shareholders' equity	282,085	279,846	117,270	112,757	111,506
Total liabilities and shareholders' equity	$1,411,706	$1,426,458	$1,407,321	$1,240,883	$1,254,444

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

(amounts in thousands, except per share amounts)

	For the Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Performance Ratios (1):
Return on average assets	0.49%	-0.50%	0.59%	0.54%	0.46%
Return on average equity	2.44%	-2.69%	6.62%	5.95%	5.24%
Interest rate spread	2.74%	2.69%	2.87%	2.80%	2.80%
Net interest margin	2.89%	2.81%	2.96%	2.89%	2.89%
Efficiency ratio (2)	75.78%	78.18%	78.24%	79.30%	77.17%

Earnings per share:
Basic	$0.10	n/a	n/a	n/a	n/a
Diluted	$0.10	n/a	n/a	n/a	n/a

Noninterest income to average assets	0.20%	0.18%	0.20%	0.73%	0.17%
Noninterest expense to average assets	2.20%	3.60%	2.07%	2.51%	2.27%

Average interest-earning assets to average interest-bearing liabilities	136.50%	130.71%	118.73%	119.42%	120.00%
Equity to assets (3)	20.10%	18.65%	8.97%	9.17%	8.76%

Net charge-offs (recoveries) to average outstanding loans during the period	0.01%	-0.16%	0.02%	0.00%	0.00%

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(amounts in thousands, except share and per share amounts)

	As of
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Loans to deposits	77.65%	74.38%	69.70%	69.21%	68.40%

Share Data:
Shares outstanding	18,165,110	18,165,110	n/a	n/a	n/a
Book value per common share	$15.53	$15.41	n/a	n/a	n/a
Tangible book value per common share (4)	$15.16	$15.04	n/a	n/a	n/a

Asset Quality Ratios:
Allowance for loan losses as a percent of total gross loans	0.62%	0.63%	0.62%	0.60%	0.53%
Allowance for loan losses as a percent of non-performing loans	48.53%	42.66%	41.58%	65.86%	46.49%
Non-performing loans as a percent of total loans	1.28%	1.48%	1.49%	0.91%	1.14%
Non-performing assets as a percent of total assets	0.84%	0.92%	0.95%	0.74%	0.78%

Capital Ratios(5):
Tier 1 capital (to adjusted total assets)	13.52%	13.65%	9.13%	9.28%	8.85%
Common equity Tier 1 capital (to risk-weighted assets)	21.13%	21.69%	13.99%	14.05%	13.89%
Tier 1 capital (to risk-weighted assets)	21.13%	21.69%	13.99%	14.05%	13.89%
Total capital (to risk-weighted assets)	21.71%	22.27%	14.57%	14.62%	14.39%

(1) Performance ratios are annualized.

(2) Efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(3) Represents average shareholders' equity divided by average total assets.

(4) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding.  We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets.

(5) Represents Bank ratios.

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(amounts in thousands, except share and per share amounts)

	For the Quarter Ended
Computation of Efficiency Ratio	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Noninterest expense	$7,894	$12,859	$6,580	$7,794	$7,198
Less:
PCSB Community Foundation contribution	-	5,000	-	-	-
Defined benefit pension plan curtailment	-	-	(919)	-	-
Write-down of operating lease obligation	-	-	-	521
Adjusted noninterest expense	$7,894	$7,859	$7,499	$7,273	$7,198

Net interest income	$9,876	$9,405	$8,958	$8,527	$8,775
Noninterest income	714	647	626	2,259	552
Less:
Settlement on acquired loan	-	-	-	1,615	-
Gain on sale of securities	173	-	-	-	-
Adjusted operating revenue	$10,417	$10,052	$9,584	$9,171	$9,327

Efficiency ratio	75.78%	78.18%	78.24%	79.30%	77.17%

	As of
Computation of Tangible Book Value per Common Share	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Total shareholders' equity	$282,085	$279,846	$117,270	$112,757	$111,506
Less:
Preferred stock	-	-	-	-	-
Common shareholders' equity	282,085	279,846	117,270	112,757	111,506
Less:
Goodwill	6,106	6,106	6,106	6,106	6,106
Other intangible assets	527	559	593	629	666
Tangible common shareholders' equity	$275,452	$273,181	$110,571	$106,022	$104,734
Common shares outstanding	18,165,110	18,165,110	n/a	n/a	n/a

Book value per share	$15.53	$15.41	n/a	n/a	n/a
Less:
Effects of intangible assets	$0.37	$0.37	n/a	n/a	n/a

Tangible book value per common share	$15.16	$15.04	n/a	n/a	n/a